UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 18, 2009 (August 14, 2009)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28481	86-0891931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 93 West Xinsong Road
Kaifeng City, Henan Province
People’s Republic of China 475002
(Address of principal executive offices)

(+86) 378-292-5211
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 18, 2009, Henan Tonghai Fluid Equipment Co., Ltd., a Chinese corporation (the “Subsidiary”), a wholly-owned subsidiary of China Valves Technology, Inc. (the “Company”), acquired 100% of the outstanding equity interests of Yangzhou Rock Valve Lock Technology Co., Ltd. (“Yangzhou Rock”), for a total cash consideration of U.S. $7.3 million pursuant to an Equity Transfer Agreement, dated August 14, 2009, among the Subsidiary and the equity owners of Yangzhou Rock (the “ Equity Transfer Agreement”). The Company issued a press release on August 18, 2009 announcing the acquisition of Yangzhou Rock. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Yangzhou Rock was formed in July 2006.  It designs, manufactures and distributes interlock valves, valve block devices, magnetic valves, and mechanical interlocking machines. These products  are widely used by companies engaged in the following industries: manufacturing, petrochemical, chemical, natural gas, thermal power and metallurgy. The interlocking valve and machine products are primarily used to eliminate human errors during operation by ensuring that potentially hazardous valve operations are performed in the correct sequence.

Yangzhou Rock is located in Yangzhou, Jiangsu Province, China.  It has designed production capacity of 15,000 units of mechanical interlocking machines per annum in its over 10,000 square meter production facility. Yangzhou Rock is the only manufacturer that is able to produce interlocking valves and machines with its own proprietary technology.

Yangzhou Rock will continue to supply its products to wide customer base in various industries.  China Valves expects to be able to share Yangzhou Rock’s distribution channels and customer base. China Valves expects its acquisition of Yangzhou Rock to add approximately $1 million in net income to the Company’s financial results within remaining year of 2009 and approximately $3 million of net income in 2010.

The description of the Equity Transfer Agreements in this current report is a summary only and is qualified in its entirety by the terms of the Equity Transfer Agreement, which is attached hereto as exhibit 10.1 and is hereby incorporated by reference.

ITEM 9.01     FINANCIAL STATEMENT AND EXHIBITS

 (d)   Exhibits :

The following exhibit is filed with this current report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	English translation of Equity Transfer Agreement, dated as of August 14, 2009, by and among Henan Tonghai Fluid Equipment Co., Ltd., Guichun Xie, Lizhen Huang and Lanzhou Sufa Technology Co., Ltd.
99.1	Press release dated August 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: August 18, 2009

/s/ Siping Fang
Siping Fang
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	English translation of Equity Transfer Agreement, dated as of August 14, 2009, by and among Henan Tonghai Fluid Equipment Co., Ltd., Guichun Xie, Lizhen Huang and Lanzhou Sufa Technology Co., Ltd.
99.1	Press release dated August 18, 2009